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                                                                    Exhibit 10.9

[Translation of Chinese original]

                              Cooperation Agreement

                                                              Ref No.: LTWJ-I381

This Agreement is entered into by and between the following parties:

Party A: Shanghai Maya Online Broadband Network Company Limited (hereinafter referred to as "Party A")
Address:
Legal representative:

Party B: Beijing Lei Ting Wan Jun Network Technology Limited (hereinafter referred to as "Party B")
Address: 8/th/ Floor, Office Tower W3, Oriental Plaza, No.1 East Chang An Avenue, Dongcheng District, Beijing, the PRC
Legal representative:  Wang Leilei

With the aim of pursuing joint development and making use of each other's strength, after friendly negotiation, the parties hereto agreed on the following terms in respect of cooperation with consideration on the basis of equality and mutual benefits.

1.   Definition
1.1 TOM website: the websites owned by Party B, which comprises the Internet website of tom.com, and other Internet websites controlled by TOM.COM LIMITED, including but not limited to www.tom.com, www.163.net and www.gtom.com.cn.
1.2 Party A's website: the Internet website of www.china110.com\police owned by Party A.
1.3 Users: any user who accesses the Internet and visits and browses the contents of TOM website.
1.4 Information: the pictures and text provided and licensed to Party B by Party A in accordance with Article 2.1 of this Agreement.

2.   Scope of the cooperation
2.1 Party A shall provide with and license Party B to use all the text and pictures

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     contained in the database of Party A (website: doc.china110.com) which have been provided and censored by the Publicity Unit of the Ministry of Public Security and the public security authorities across the country within the term of this Agreement. Pursuant to the relevant notice issued by the Publicity Unit of the Ministry of Public Security, Party A is entitled to edit or delete such information and will duly inform Party B of such editing or deletion. Party B has the obligation to duly amend and delete such information.
2.2 Party A shall provide and license to Party B the contents in its database (website: doc.china110.com) and in such manner as specified in the "Information Usage Proposal" (Appendix 1) executed by both parties. Any changes to the "Information Usage Proposal" must be agreed upon in writing by both parties.
2.3 Party A shall provide the "PRC Police Affairs Report" SMS value added application services and the SMS products and services of Party B to mobile phone users through the wireless SMS platform and the Monternet channel of Party B. Party A shall provide and license to Party B the contents in its database (website: doc.china110.com) and in such manner as specifiedin the "SMS Application and Cooperation Proposal" (Appendix 2) executed by both parties. Any changes to the "SMS Application and Cooperation Proposal " must be agreed in writing by both parties.
2.4 Party B shall provide the text link of the Maya shop's website belonging to Party A to the Online shopping sections or channels of the home page of the TOM website. The title of the text link is "audio and video" and is linked to http://www.cnmaya.com.
2.5 Party B shall pay the Information fees to Party A in accordance with the agreed terms of this Agreement.
2.6 On the basis of the contents cooperation, both parties may further cooperate based on the respective strong promotional activities or profit making projects of both parties to ultimately establish a strategic alliance. Further cooperation projects can be executed through supplementary agreements entered into between both Parties.

3.   Fees and terms of payment
3.1 Party B shall pay to Party A the Information fees in an aggregate of Renminbi six hundred thousand (RMB600,000) exclusive of SMS sharing amounts incurred from SMS value-added application services of the "PRC Police Affairs Report" (Appendix 2) as mentioned in Article 2.3 of this Agreement.
3.2 Payment schedule: Party B shall pay to Party A the Information fees on a quarterly basis, that is Renminbi one hundred and fifty thousand (RMB150,000)

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     to be paid by January 25, 2003, Renminbi one hundred and fifty thousand
     (RMB150,000) by April 15, 2003, Renminbi one hundred and fifty thousand (RMB150,000) by July 15, 2003 and Renminbi one hundred and fifty thousand (RMB150,000) by October 15, 2003.
3.3  Form of payment: wire transfer.
3.4 Upon receipt of the payments from Party B, Party A shall issue receipts with legal effects in favour of Party B.
3.5 In case of overdue payment, Party A shall impose a late payment penalty on Party B, which is calculated as 0.05% of the overdue payment for each day of late payment, and Party A shall have the right to cease the provision of Information on its side. If the payment is one month overdue, Party A shall have the right to cease the implementation of this Agreement and is entitled to claim against Party B in accordance with laws.

4.   Disclaimer
4.1 Users may obtain the Information from visiting TOM website. If the Users or third parties use, amend, interpret, download or forward the Information in any manner during the course of the reasonable use of the Information by Party B within the scope of this Agreement, Party B or the owner of TOM website is not held liable to Party A. In the event that the Users or third parties commit the above-mentioned act, Party B and the owner of TOM website shall notify Party A in a timely manner. Party B shall not authorize, or permit/agree, explicitly or implicitly, the Users or any third party to commit the above-mentioned actions, otherwise Party B shall be liable accordingly.

5.   Representation and Warranties
5.1 Both parties warrant that they have the right and ability to enter into and perform this Agreement.
5.2 Party B warrants that the Information shall only be used in and for TOM website and it shall not authorize other media or any other third parties to use it.
5.3 Party A warrants that the use by Party B and TOM website of the Information provided by Party A in accordance with the provisions of this Agreement shall not constitute an infringement of any third party rights. Party A also warrants that the execution and performance of this Agreement shall not constitute a breach or an infringement of any third party rights, nor shall Party B or the owners of TOM website be held liable to any third party.

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5.4  Party A shall be liable for the settlement and damages for all the losses so suffered by Party B in respect of any disputes, complaints, claims and litigations arising from the breach of any laws and regulations or the infringement of legal interests, including but not limited to an infringement of copyrights of author and/or other intellectual property rights of any third parties by the Information provided by Party A.
5.5 Party B shall be liable for the settlement and damages for all the losses so suffered by Party A in respect of any disputes, complaints, claims and litigations, arising from using the Information provided by Party A in a manner beyond the scope of this Agreement by Party B.

6.   Term
6.1 This Agreement shall be valid for one year commencing from January 1, 2003 and expiring on December 31, 2003. Any renewal or modification shall be negotiated at the will of both parties within 30 days prior to the expiration date.
6.2 During the term, either party is entitled to an early termination of this Agreement by giving a written notice 30 days in advance but the party giving notice would lose this right in case of a breach of contract. If Party B issues an early termination notice, it is still required to pay the information fee of the formerly used information pursuant to the provisions in the Agreement.
6.3 Upon termination of this Agreement, Party B may keep the Information contents provided by Party A, which is already being used on the TOM website, remaining on the TOM website.

7.   Intellectual Property Rights
7.1 Party A owns the intellectual property rights of the original Information provided by it.
7.2 Except for the purpose of the Agreement, either party shall not use or reproduce the trademarks, logos, commercial messages, technologies and other data of the other party without the prior written consent from the other party.

8.   Default
8.1 Both parties shall properly exercise their rights and duly perform their obligations so as to ensure a smooth implementation of this Agreement.
8.2 In case of a breach of any provision under this Agreement by either party, the defaulting party shall be liable for the economic losses (if any), direct and indirect, suffered by the other party.

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9.   Confidentiality
9.1 Without permission of the other party, either party is prohibited from disclosing to any third parties (other than as required by the relevant laws, regulations, governmental departments, stock exchanges or other regulatory authorities and the legal, accounting, business and other advisors and employees of both parties) any terms and the status of execution and performance of this Agreement and any information related to the other party and the affiliates of the other party obtained by executing and performing the Agreement.
9.2 This clause of confidentiality shall remain effective during the term of this Agreement and upon its expiry.

10.  Force Majeure
10.1 "Force majeure" refers to any events, including but not limited to acts of government, acts of God, wars or any other similar events, which could not be reasonably controlled, unforeseen or unavoidable even it could be foreseen and which hinder, affect or delay the performance of obligations, in whole or part, by any party under the Agreement.
10.2 Upon occurrence of any force majeure, the knowing party shall notify the same in writing the other party timely and adequately. It shall also advise the other party of the potential effects of the same on this Agreement and shall provide relevant evidence within a reasonable period of time.
10.3 Both parties shall not be held liable for default on the failure or delay in performance of this Agreement, in whole or in part, caused by the force majeure as mentioned above.

11.  Settlement of Disputes and Governing Laws
11.1 Any disputes in connection with the content or the implementation of this Agreement shall be settled through friendly negotiation, failing which, either party shall have the right to submit the case to the competent People's Court in the PRC for litigation.
11.2 The execution, implementation and interpretation of this Agreement and the settlement of disputes shall be governed by the applicable laws of the PRC.

12.  Miscellaneous
12.1 The respective headings of this Agreement and the articles are for the sake of convenience and not for the interpretation of the Agreement.
12.2 This Agreement shall be made in duplicate with the same legal effects.
12.3 The notes, appendices and supplements to this Agreement are integral parts

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     hereof and shall have the same legal effects with this Agreement.

12.4 Any matters not covered by this Agreement shall be settled through friendly negotiation between the parties hereto.
[No text after this line---]


Shanghai Maya Online Broadband Network  Beijing Lei Ting Wan Jun Network
Company Limited                         Technology Limited


Seal: (chop affixed)                    Seal: (chop affixed)
Authorized representative:
                                        Authorized representative:
Date:
                                        Date:
Contact Person:
                                        Contact Person: Dong Nawei
Contact No.:
                                        Contact No.: 010-65283399-6225
Fascimile No.:
                                        Fascimile No.: 010-85181206
E-mail Address:
                                        E-mail Address: dongnawei@bj.tom.com
Correspondence Address:
                                        Correspondence Address: No. 1 East Chang
                                        An Avenue, Dongcheng District, Beijing
Postal Code:
                                        Postal Code: 100738

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Appendix 1
Information Proposal

1. Party A shall provide with and license Party B to use all the text and pictures contained in the database of Party A (website: doc.china110.com) which have been provided and censored by the Publicity Unit of the Ministry of Public Security and the public security authorities across the country within the term of this Agreement. Pursuant to the notice given by the Publicity Unit of the Ministry of Public Security, Party A shall have the right to edit and delete the relevant Information and Party A shall at the same time notify Party B in a timely manner, and Party B shall be obliged to amend and delete the relevant Information.

2. During the term of this Agreement, Party A license Party B to obtain the Information mentioned in the preceding clause from Party A's database. Party A warrants that no less than 50 messages will be updated and provided every day (other than Saturdays, Sundays and national public holidays) through Party A's database.

3. Party A may place the logo or text of TOM website under the position of cooperation partner on the corresponding page of its website, and being linked to www.tom.com.

4. When distributing the Information provided by Party A, TOM website should specify that Party A is the supplier of the Information, and Party B should put the logo and text link of Party A under the position of cooperation partner on the main page of TOM website's news channel (at news.tom.com), and being linked to www.china110.com.

5. When using the Information provided by Party A in accordance with the provisions of this Agreement, Party B should specify the author of such Information. Party B may not specify if the Information does not have any explicit author, except that the supplier of the Information should be specified as Party A.

6. Party B may perform simple editing, but no substantial changes could be made, on the Information provided by Party A according to the layout of TOM website. Party B shall be liable for the substantial changes made to the Information provided by Party A.

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Appendix 2
SMS Application and Cooperation Proposal

A.   Contents of Cooperation

     1. The handset users are provided with the news of renowned "PRC Police Affairs Report" by both parties in a timely and efficient way.
     2. During the broadcast of "PRC Police Affairs Report", Party A shall be responsible for the delivery of "PRC Police Affairs Report" SMS service on the basis of rolling substitles or by oral presentation by anchors, and the promotion contents of SMS products and services of Party B.
     3. The rolling subtitles of promotional SMS services delivered in each episode of "PRC Police Affairs Report" shall appear not less than 2 times and shall not be less than 10 seconds for each occasion time appearance of rolling subtitles.
     4. The form of cooperation: the interviews and editing on contents and promotion of television media are to be undertaken by Party A, and the SMS channels, technologies, fees, settlement and customer services and certain marketing activity are to be undertaken by Party B.
     5. Party A shall be responsible for the interviews and editing on news of "PRC Police Affairs Report", and guarantee the legality of the Information source.
     6.   Party B shall provide all the technical support for SMS.
     7. Party B shall be responsible for connecting the system connection of Party A.
     8. Both parties shall jointly undertake marketing activities of the project.
     9.   Profits generated from the project shall be shared among both parties.

B.   The Responsibilities and Obligations of Party A

     1. Party A will provide the "PRC Police Affairs Reports" SMS value added application services and the SMS products and services of Party B to handset users through the wireless SMS platform and the Monternet channel.

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     2.   Party A will edit on the contents of "PRC Police Affairs Reports" in accordance with the requirement determined by negotiation of both parties.
     3. During the broadcast of "PRC Police Affairs Report", Party A shall be responsible for promotion on the basis of rolling substitles or by oral presentation by anchors, such as transmission of "xxx" to 8001 to subscribe other "PRC Police Affairs News" SMS service, transmission of "0" to 8001 to subscribe other SMS services.
     4. So long as Party B is abode by this contract, Party A shall not refuse, reduce or cancel the promotion activities on the basis of the rolling subtitles for Party B for any reason, nor shall it change the text contents of rolling subtitles provided by Party B.
     5. Party A shall provide any episode of programme of "PRC Police Affairs Reports" to Party B in random each month.

C.   Responsibilities and Obligations of Party B

     1.   Party B shall provide Party A with the Monternet SMS channel.
     2. Party B shall provide Party A with the interface of the system and Party A shall take the interface provided by Party B as standard. In order to cope with the business development of such cooperation project, billing modules (the number of subscribed users and circulation statistics) should be maintained. Party B shall develop the modules (the number of subscribed users and circulation statistics), and both parties shall run a trial test on the billing module with reference to the business status, and shall jointly confirm the billing module.
     3. Party B shall be responsible for the development of the back office statistics application programme for the users, and provide Party A with a real-time enquiry interface enabling Party A to undertake real-time enquiry on the daily number of subscribed and of unsubscribed users so as to facilitate financial reconciliation and settlement.
     4. Party B shall be responsible for system tuning, technical maintenance and relevant personnel training of the wireless SMS platform to satisfy the need of wireless SMS business of Party A.
     5. Party B shall be responsible for summarising and editing the text provided by Party A and transmitted the text to handset users, whereas that the contents of the summarised and edited text shall not undergo any substantial change. Party B will be solely responsible for the contents of the edited text.
     6. Party B shall be responsible for the accounting reconciliation and settlement with the mobile service operators and notify Party A of the reconciliation results

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          in writing.

D.   Appropriations and Bill Settlement

     1. The revenue of the "PRC Police Affairs Reports" SMS products shall be distributed among both parties in the ratio of 5:5, that is both parties are entitled to 50% of the revenue. The sharing ratio is calculated based on the net profit of monthly revenue (representating the total revenue net of China Mobile (or China Unicom) handling charges and communication costs collected on behalf of other) from the businesses mentioned in this agreement. Currently, the handling charges collected by China Mobile is 15%, the cost of SMS communication is RMB7 cents per message and the handling charges collected by China Unicom is 12%. The SMS communication cost is not charged for the moment.
     2. The charging basis of "PRC Police Affairs Reports" SMS products shall be: 1. monthly package: $2 to $20; 2. single message payment: $0.1 - $2.
     3. Settling time: both parties shall settle once a month. Party B shall transfer the amount of the preceding month to Party A's designated account within 15 days from the end of each month, and Party A shall then duly issue receipt in favour of Party B.
     4. Upon receipt of the invoices from China Mobile and China Unicom, Party B shall send the billing statement, which is separately calculated by Party B according to the billing statements provided by China Mobile and China Unicom, of the cooperation project of both parties to Party A for verification. If China Mobile and China Unicom fail to provide the billing statements, payments shall be charged based on data of Party B.
     5. Where China Mobile and China Unicom fail to settle with Party B on time and so causes the settlement between both parties to delay, the acts of Party B shall not be deemed as a breach of this contract and both parties shall otherwise negotiate for the resolution.
     6. When there is any change in the charging basis of China Mobile and China Unicom, both parties shall re-negotiate the appropriations in written form in accordance with the corresponding provisions issued by the "Monthenet" of China Mobile and "UNI-info" of China Unicom.

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